As filed with the Securities and Exchange Commission on June 27, 2025

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-0363970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CROWN HOUSE, SECOND FLOOR
4 PAR-LA-VILLE ROAD
HAMILTON, HM08
BERMUDA

(Address, including zip code, of principal executive offices)

AMENDED AND RESTATED NABORS INDUSTRIES LTD. 2016 STOCK PLAN
(Full title of the plan)

MICHAEL CSIZMADIA
SENIOR VICE PRESIDENT, GENERAL COUNSEL, AND CHIEF COMPLIANCE OFFICER
NABORS CORPORATE SERVICES, INC.
515 WEST GREENS ROAD, SUITE 1200
HOUSTON, TEXAS 77067
TELEPHONE: (281) 874-0035

(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:

BRETT D. NADRITCH, ESQ.

MILBANK LLP
55 HUDSON YARDS
NEW YORK, NEW YORK 10001
TELEPHONE: (212) 530-5301

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act of 1933, as amended (the “Securities Act”).

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Nabors Industries Ltd (the “Registrant” or the “Company”) will send or give to all participants in the Amended and Restated 2016 Stock Plan (as may be amended from time to time, the “Amended 2016 Stock Plan”) the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act upon a written request to the Company’s legal department, at 515 West Greens Road, Suite 1200, Houston, Texas 77067 or by calling 281-874-0035. In accordance with Rule 428 under the Securities Act, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 470,000 Common Shares that may be offered and sold pursuant to Amendment No. 4 to the Amended 2016 Stock Plan, which was approved by shareholders on June 3, 2025. Except as otherwise set forth below, the contents of the registration statements on Form S-8 previously filed with the Commission on each of July 29, 2016 (File No. 333-212781), June 6, 2018 (File No. 333-225449), June 19, 2020 (File No. 333-239325), June 21, 2021 (File No. 333-257211), July 18, 2022 (File No. 333-266201) and July 15, 2024 (File No. 333-280821), which registered 160,000, 210,000, 700,000, 175,000, 175,000 and 215,000 Common Shares for offer and sale under the Amended 2016 Stock Plan, respectively, are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed below are filed with the Commission by the Registrant and are incorporated herein by reference (other than any portion of such filings that are furnished under applicable Commission rules rather than filed, such as Current Reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information).

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on February 13, 2025 (the “2024 10-K”).
•	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 23, 2025, to the extent incorporated by reference into the 2024 10-K.
•	The Registrant’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2025 filed with the Commission on May 9, 2025.
•	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2025, January 17, 2025, March 12, 2025, March 19, 2025, May 21, 2025 and June 6, 2025.
•	The description of the Common Shares contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on February 18, 2022.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any portion of such filings that are furnished under applicable Commission rules rather than filed, such as Current Reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information) after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Document Description

4.1	Memorandum of Association of Registrant (incorporated by reference to Annex II to the proxy statement/prospectus included in Registrant’s Registration Statement on Form S-4 (Registration No. 333-76198) filed with the Commission on May 10, 2002, as amended).

4.2	Amended and Restated Bye-laws of Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K (File No. 001-32657) filed with the Commission on April 22, 2020).

4.3	Certificate of Deposit of Memorandum of Increase in Share Capital (incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on form 10-Q (File No. 001-32657) filed with the Commission on May 8, 2020).

5.1	Opinion of Conyers Dill & Pearman Limited regarding the legality of the securities being registered.*

10.1	Amended 2016 Stock Plan (incorporated by reference to Annex B to Nabors Industries Ltd.’s Definitive Proxy Statement (File No. 001-32657) filed with the Commission on April 23, 2020).

10.2	Amendment No.1 to Amended 2016 Stock Plan (incorporated by reference to Annex B to Registrant’s Definitive Proxy Statement (File No. 001-32657) filed with the Commission on April 22, 2021).

10.3	Amendment No.2 to Amended 2016 Stock Plan (incorporated by reference to Annex B to Registrant’s Definitive Proxy Statement (File No. 001-32657) filed with the Commission on April 27, 2022).

10.4	Amendment No.3 to Amended 2016 Stock Plan (incorporated by reference to Annex B to Registrant’s Definitive Proxy Statement (File No. 001-32657) filed with the Commission on April 25, 2024).

10.5	Amendment No.4 to Amended 2016 Stock Plan (incorporated by reference to Annex B to Registrant’s Definitive Proxy Statement (File No. 001-32657) filed with the Commission on April 23, 2025).

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of PricewaterhouseCoopers LLP.*

23.3	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).*

24.1	Power of Attorney (included in signature page to this Registration Statement).*

107*	Filing Fee Table*

* Filed herewith

Item 9. Undertakings.

(a)	The Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

	(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda on June 27, 2025.

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
Name:	Mark D. Andrews
Title:	Corporate Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony G. Petrello, William Restrepo and Mark D. Andrews each his attorney-in-fact, with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony G. Petrello	Chairman, President and Chief Executive Officer	June 27, 2025
Anthony G. Petrello

/s/ William J. Restrepo	Chief Financial Officer	June 27, 2025
William J. Restrepo

/s/ Tanya S. Beder	Director	June 27, 2025
Tanya S. Beder

/s/ Anthony R. Chase	Director	June 27, 2025
Anthony R. Chase

/s/ James R. Crane	Director	June 27, 2025
James R. Crane

/s/ John P. Kotts	Director	June 27, 2025
John P. Kotts

/s/ Michael C. Linn	Director	June 27, 2025
Michael C. Linn

/s/ John Yearwood	Director	June 27, 2025
John Yearwood